POWER OF ATTORNEY

Know all men by these presents:

                    That I Allan J. Baum, of One Morton Square, Loft 4LAE, New York, New York 10014 as a member of the Board of Directors of THE NATIONAL CONSUMER COOPERATIVE BANK, do hereby make, constitute and appoint as my true lawful attorney in fact Richard L Reed or Louise M. Grant for me and in my name, place and stead to sign any and all of the following and amendments thereto executed on behalf of THE NATIONAL CONSUMER COOPERATIVE BANK and filed with the Securities and Exchange Commission, as follows:

Annual Reports on Form 10-K for the NATIONAL CONSUMER COOPERATIVE BANK.

IN WITNESS WHEREOF, I have hereunto set my hand this ___day of
                                          ,                                            .

Signature

State of )
	)	SS:
County of )

          On this day of_____, ________, before me personally appeared the above, to me known and known to me to be the person mentioned and described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.

Notary Public

My Commission expires: